Exhibit 99.1

NEWS	Contact: Loren Singletary
(713) 346-7807

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO REPORTS

FOURTH QUARTER AND FULL YEAR 2016 RESULTS

HOUSTON, TX, February 6, 2017— National Oilwell Varco, Inc. (NYSE: NOV) today reported a fourth quarter 2016 net loss of $714 million, or $1.90 per share. Excluding other items, net loss for the quarter was $57 million, or $0.15 per share. Other items totaled $706 million, pretax, and were primarily associated with inventory charges, facility closures, and severance.

Revenues for the fourth quarter of 2016 were $1.69 billion, an increase of three percent compared to the third quarter of 2016 and a decrease of 38 percent from the fourth quarter of 2015. Operating loss for the fourth quarter was $766 million, or 45.3 percent of sales. Excluding other items, operating loss was $72 million, or 4.3 percent of sales. Adjusted EBITDA (operating profit excluding other items before depreciation and amortization) for the fourth quarter was $102 million, or 6.0 percent of sales, an increase of $34 million from the third quarter of 2016. Cash flow from operations for the fourth quarter was $153 million.

Revenues for the full year 2016 were $7.25 billion, operating loss was $2.41 billion, and net loss was $2.41 billion, or $6.41 per share. Excluding other items, net loss was $320 million, or $0.84 per share, and operating loss was $381 million. Adjusted EBITDA for the full year was $322 million, or 4.4 percent of sales, and cash flow from operations was $960 million.

“We are very encouraged by our results, as our fourth quarter consolidated revenues increased for the first time since the downturn began in late 2014,” commented Clay Williams, Chairman, President and CEO. “Three of our four reporting segments generated higher sequential revenues in the fourth quarter, and overall Adjusted EBITDA margins increased 190 basis points on strong incremental leverage. Our efforts to reduce costs and improve efficiencies through the past two years of this difficult downturn are driving improving performance, and I am grateful for the continued hard work and dedication of our employees.”

“For the first time in many years, the Company’s total revenues from land markets exceeded its total revenue from offshore, driven by sharply rising demand in North America. The Company has continued to enhance its portfolio of technologies that drive better economics for our customers, such as drilling automation and optimization, horizontal drilling tools, completion technologies and big-data analytics. The investments we have made and our continuous focus on optimizing the efficiency of the organization leave us well positioned to capitalize on improving industry fundamentals, and we look forward to a brighter year ahead.”

Rig Systems

Rig Systems generated revenues of $426 million in the fourth quarter of 2016, a decrease of 9 percent from the third quarter of 2016 and a decrease of 58 percent from the fourth quarter of 2015. Operating loss was $81 million, or 19.0 percent of sales. Adjusted EBITDA was $57 million, or 13.4 percent of sales, an increase of 14 percent sequentially and a decrease of 73 percent from the prior year.

Backlog for capital equipment orders for Rig Systems at December 31, 2016 was $2.49 billion. New orders during the quarter were $115 million, representing a book-to-bill of 35 percent when compared to the $324 million shipped out of backlog.

Rig Aftermarket

Rig Aftermarket generated revenues of $339 million, an increase of five percent from the third quarter of 2016 and a decrease of 40 percent from the fourth quarter of 2015. Operating profit was $26 million, or 7.7 percent of sales. Adjusted EBITDA was $80 million, or 23.6 percent of sales, a decrease of one percent sequentially and a decrease of 45 percent from the prior year.

Wellbore Technologies

Wellbore Technologies generated revenues of $531 million, an increase of one percent from the third quarter of 2016 and a decrease of 30 percent from the fourth quarter of 2015. The segment reported an operating loss of $439 million, or 82.7 percent of sales. Adjusted EBITDA was $20 million, or 3.8 percent of sales, a decrease of 23 percent sequentially and a decrease of 74 percent from the prior year.

Completion and Production Solutions

Completion and Production Solutions generated revenues of $602 million, an increase of 11 percent from the third quarter of 2016 and a decrease of 19 percent from the fourth quarter of 2015. The segment reported an operating loss of $134 million, or 22.3 percent of sales. Adjusted EBITDA was $69 million, or 11.5 percent of sales, an increase of 60 percent sequentially and a decrease of 22 percent from the prior year.

Backlog for capital equipment orders for Completion and Production Solutions at December 31, 2016 was $818 million, an increase of one percent from the third quarter of 2016, and a decrease of 16 percent from the end of the fourth quarter of 2015. New orders during the quarter were $370 million, representing a book-to-bill of 103 percent when compared to the $358 million shipped out of backlog.

Significant Events and Achievements

NOV’s eVolve™ automation and optimization services was awarded a project in the Anadarko Basin. The project will incorporate NOV’s NOVOSTM process automation platform; IntelliServTM networked drillstring; TrueDrillTM application, which drives the rig’s autodriller with downhole weight-on-bit measurement for faster drilling; wired AgitatorTM and drilling jar assemblies to allow extended laterals while maintaining high-speed downhole communication; and BlackStreamTM Measurement While Drilling (MWD) tool, which provides real-time downhole drilling measurements used to determine curve build rates and improve borehole quality.

NOV acquired a symmetric propagation wave resistivity logging while drilling (LWD) technology, which is being integrated into the Company’s directional drilling bottom hole assembly (BHA) platform. In addition to the new LWD technology, the platform will include advanced TolteqTM MWD tools, VectorTM Rotary Steerable System and Reed HycalogTM Drill Bits. NOV plans to provide customers with a complete suite of drilling and measurement tools that improve well placement and allow for more precise geosteering in horizontal drilling applications. Real-time broadband communication of the data captured from the advanced BHA will be enabled through IntelliServ wired drill pipe, and the system will be optimally configured to leverage the full capabilities of NOV’s NOVOS process automation drilling control system.

NOV ReedHycalog introduced its Reflektor™ 3D polished cutters, an impact and thermal resistant shaped cutter technology for harsh rock drilling. The cutting-edge geometry significantly improves drilling efficiency in medium to high strength formations. Customers using the new cutters on NOV’s Tektonic™ drill bits have averaged 20% improvements in rate of penetration.

NOV Grant PridecoTM introduced DeltaTM, its fourth-generation drill pipe connection. Delta delivers enhanced mechanical performance and improved total-cost-of-ownership relative to Grant Prideco’s XT® connection. The connection is easier to run in the field and provides wider field inspection tolerances to reduce repair frequencies, making it an ideal solution for horizontal land applications. Since its release, NOV has sold multiple strings of drill pipe with Delta connections for use in U.S. shale plays.

NOV booked an order from an independent U.S. service provider for 75,000 HHP of hydraulic fracture stimulation pumps and associated support equipment. The order is expected to be delivered over the first half of 2017.

NOV completed the acquisition of Axiom Process Ltd. (Axiom), an Aberdeen-based manufacturer of solids separations technologies, to complement the Company’s existing BRANDTTM Solids Control portfolio. Axiom’s unique shale shaker design features interchangeable operational modes for improved fluid handling capacity and solids separation efficiency. The transaction provides NOV the opportunity to combine the best attributes of the Axiom and BRANDT technologies to deliver next-generation shale shakers and allows current Axiom customers to benefit from NOV’s expansive global distribution and service infrastructure.

NOV Tuboscope’s Zap-Lok™ coating was approved for gas flow line applications by the technology board of the national oil company in Argentina, creating a new market for NOV. Zap-Lok is a safe, high-speed, cost-effective mechanical pipeline connection used in both onshore and offshore applications.

NOV’s MPowerD™ rotating control drive (RCD) qualified for a five-year managed pressure drilling (MPD) operation in the North Sea. The qualification provides NOV with the opportunity to pursue the work with its existing RCD product, and the framework of the qualification also allows NOV to introduce upcoming MPD technologies into the project.

NOV and Maersk Drilling entered a five-year partnership to improve maintenance cost predictability for NOV drilling equipment on seven of the driller’s offshore floating rigs. Under the agreement, the driller is moving away from calendar-based maintenance to condition-based maintenance. Enabled by NOV’s remote connectivity services, continuous data collection and analysis, Maersk and NOV can carry out the right level of maintenance, at the right time, without interfering with drilling schedules.

In December, NOV set a field record for the most footage drilled in a 24-hour period with a single drill bit in the Hibernia oil field off the coast of Newfoundland. NOV ReedHycalog’s 17-1/2” SK716-A1 drill bit drilled 3,500 feet, surpassing the previous record by 217 feet.

NOV Grant Prideco released the industry’s first-ever welded 7-5/8” drill pipe for use in offshore completion and intervention applications. The 7-5/8” intervention string with MaxIt™ connections was used by a major operator in a Deepwater Gulf of Mexico completion application in the fourth quarter. The operator reduced slip-to-slip times 62% while tripping and reduced overall completion time by 3-1/2 hours using NOV’s drill pipe product in place of premium casing. In addition, because no specialized casing crews or equipment were required to run the product, NOV delivered substantial cost-savings to the operator.

Other Corporate Items

As of December 31, 2016, the Company had $1.41 billion in cash and cash equivalents and total debt of $3.21 billion, a decrease of $2 million from September 30, 2016. NOV had $4.5 billion available on its revolving credit facility as of December 31, 2016. The unsecured facility matures in September of 2018 and is subject to one primary covenant, a maximum debt-to-capitalization ratio of 60 percent. As of December 31, 2016, NOV had a debt-to-capitalization ratio of 18.7 percent.

Fourth Quarter and Full Year Earnings Conference Call

NOV will hold a conference call on Tuesday, February 7, 2017 at 8:00 a.m. (Central Time) to discuss results for the fourth quarter of 2016. Participants may join the conference call by dialing +1 (844) 464-3148 within North America or +1 (574) 990-9849 outside of North America five to ten minutes prior to the scheduled start time and by asking for the “National Oilwell Varco Conference Call.” The call will be broadcast simultaneously at www.nov.com/investors on a listen-only basis. A replay will be available on the website for 30 days.

About National Oilwell Varco

National Oilwell Varco (NYSE: NOV) is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations and in the provision of oilfield services to the upstream oil and gas industry.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform

Act of 1995

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) (Unaudited)

(In millions, except per share data)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016	2015
Revenue:
Rig Systems	$426	$1,015	$470	$2,386	$6,964
Rig Aftermarket	339	569	322	1,416	2,515
Wellbore Technologies	531	757	526	2,199	3,718
Completion & Production Solutions	602	746	543	2,241	3,365
Eliminations	(206)	(365)	(215)	(991)	(1,805)

Total revenue	1,692	2,722	1,646	7,251	14,757
Gross profit (loss) (1)	(459)	388	79	(101)	3,063
Gross profit (loss) %	-27.1%	14.3%	4.8%	-1.4%	20.8%
Selling, general, and administrative	307	386	293	1,338	1,764
Goodwill and intangible asset impairment	—	1,634	972	972	1,689

Operating loss	(766)	(1,632)	(1,186)	(2,411)	(390)
Interest and financial costs	(25)	(27)	(25)	(105)	(103)
Interest income	4	5	3	15	14
Equity income (loss) in unconsolidated affiliates	(2)	(3)	(6)	(21)	13
Other income (expense), net	(16)	(17)	(30)	(101)	(123)

Loss before income taxes	(805)	(1,674)	(1,244)	(2,623)	(589)
Provision for income taxes	(88)	(152)	120	(207)	178

Net loss	(717)	(1,522)	(1,364)	(2,416)	(767)
Net income (loss) attributable to noncontrolling interests	(3)	1	(2)	(4)	2

Net loss attributable to Company	$(714)	$(1,523)	$(1,362)	$(2,412)	$(769)

Per share data:
Basic	$(1.90)	$(4.06)	$(3.62)	$(6.41)	$(1.99)

Diluted	$(1.90)	$(4.06)	$(3.62)	$(6.41)	$(1.99)

Weighted average shares outstanding:
Basic	376	375	376	376	387

Diluted	376	375	376	376	387

(1)	Gross profit excluding other items was $235 million and $859 million for the three months and year ended December 31, 2016, respectively. Gross profit excluding other items was $520 million and $3,270 million for the three months and year ended December 31, 2015, respectively. Gross profit excluding other items was $185 million for the three months ended September 30, 2016. See GAAP to Non-GAAP reconciliation on page 10.

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,408	$2,080
Receivables, net	2,083	2,926
Inventories, net	3,325	4,678
Costs in excess of billings	665	1,250
Other current assets	395	491

Total current assets	7,876	11,425
Property, plant and equipment, net	3,150	3,124
Goodwill and intangibles, net	9,597	10,829
Other assets	517	592

Total assets	$21,140	$25,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$414	$623
Accrued liabilities	1,568	2,284
Billings in excess of costs	440	785
Current portion of long-term debt and short-term borrowings	506	2
Accrued income taxes	119	264

Total current liabilities	3,047	3,958
Long-term debt	2,708	3,907
Other liabilities	1,382	1,645

Total liabilities	7,137	9,510
Total stockholders’ equity	14,003	16,460

Total liabilities and stockholders’ equity	$21,140	$25,970

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT (LOSS) – GAAP to Non-GAAP RECONCILIATION (Unaudited)

(In millions)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016	2015
Revenue:
Rig Systems	$426	$1,015	$470	$2,386	$6,964
Rig Aftermarket	339	569	322	1,416	2,515
Wellbore Technologies	531	757	526	2,199	3,718
Completion & Production Solutions	602	746	543	2,241	3,365
Eliminations	(206)	(365)	(215)	(991)	(1,805)

Total revenue	$1,692	$2,722	$1,646	$7,251	$14,757

Operating profit (loss):
Rig Systems	$(81)	$146	$(962)	$(969)	$1,322
Rig Aftermarket	26	138	72	229	652
Wellbore Technologies	(439)	(1,714)	(94)	(770)	(1,573)
Completion & Production Solutions	(134)	4	(61)	(266)	187
Eliminations and corporate costs	(138)	(206)	(141)	(635)	(978)

Total operating profit (loss)	$(766)	$(1,632)	$(1,186)	$(2,411)	$(390)

Other items:
Rig Systems	$121	$47	$994	$1,190	$112
Rig Aftermarket	49	1	3	65	12
Wellbore Technologies	364	1,692	24	476	1,775
Completion & Production Solutions	151	33	51	274	125
Eliminations and corporate costs	9	—	6	25	—

Total other items	$694	$1,773	$1,078	$2,030	$2,024

Operating profit (loss) excluding other items:
Rig Systems	$40	$193	$32	$221	$1,434
Rig Aftermarket	75	139	75	294	664
Wellbore Technologies	(75)	(22)	(70)	(294)	202
Completion & Production Solutions	17	37	(10)	8	312
Eliminations and corporate costs	(129)	(206)	(135)	(610)	(978)

Total operating profit (loss) excluding other items	$(72)	$141	$(108)	$(381)	$1,634

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED BEFORE DEPRECIATION & AMORTIZATION SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016	2015
Operating profit (loss) excluding other items:
Rig Systems	$40	$193	$32	$221	$1,434
Rig Aftermarket	75	139	75	294	664
Wellbore Technologies	(75)	(22)	(70)	(294)	202
Completion & Production Solutions	17	37	(10)	8	312
Eliminations and corporate costs	(129)	(206)	(135)	(610)	(978)

Total operating profit (loss) excluding other items	$(72)	$141	$(108)	$(381)	$1,634

Depreciation & amortization:
Rig Systems	$17	$21	$18	$72	$84
Rig Aftermarket	5	6	6	22	23
Wellbore Technologies	95	99	96	384	403
Completion & Production Solutions	52	52	53	209	223
Eliminations and corporate costs	5	5	3	16	14

Total depreciation & amortization	$174	$183	$176	$703	$747

Adjusted EBITDA (Operating profit excluding other items before depreciation & amortization) (Note 1):
Rig Systems	$57	$214	$50	$293	$1,518
Rig Aftermarket	80	145	81	316	687
Wellbore Technologies	20	77	26	90	605
Completion & Production Solutions	69	89	43	217	535
Eliminations and corporate costs	(124)	(201)	(132)	(594)	(964)

Total Adjusted EBITDA	$102	$324	$68	$322	$2,381

Adjusted EBITDA % (Note 1):
Rig Systems	13.4%	21.1%	10.6%	12.3%	21.8%
Rig Aftermarket	23.6%	25.5%	25.2%	22.3%	27.3%
Wellbore Technologies	3.8%	10.2%	4.9%	4.1%	16.3%
Completion & Production Solutions	11.5%	11.9%	7.9%	9.7%	15.9%
Total Adjusted EBITDA %	6.0%	11.9%	4.1%	4.4%	16.1%
Total Adjusted EBITDA:	$102	$324	$68	$322	$2,381
Other items in operating profit	(694)	(1,773)	(1,078)	(2,030)	(2,024)
Interest income	4	5	3	15	14
Equity income (loss) in unconsolidated affiliates	(2)	(3)	(6)	(21)	13
Other income (expense), net	(16)	(17)	(30)	(101)	(123)
Net (income) loss attributable to noncontrolling interest	3	(1)	2	4	(2)

EBITDA (Note 1)	$(603)	$(1,465)	$(1,041)	$(1,811)	$259

Reconciliation of EBITDA (Note 1):
GAAP net income (loss) attributable to Company	$(714)	$(1,523)	$(1,362)	$(2,412)	$(769)
Provision for income taxes	(88)	(152)	120	(207)	178
Interest expense	25	27	25	105	103
Depreciation & amortization	174	183	176	703	747

EBITDA	(603)	(1,465)	(1,041)	(1,811)	259
Other items in operating profit	694	1,773	1,078	2,030	2,024
Other items in other income (expense), net	12	7	10	54	16

EBITDA excluding other items (Note 1)	$103	$315	$47	$273	$2,299

NATIONAL OILWELL VARCO, INC.

GAAP to Non-GAAP (Adjusted) RECONCILIATION (Unaudited)

(In millions, except per share data)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016	2015
GAAP net income (loss) attributable to Company	$(714)	$(1,523)	$(1,362)	$(2,412)	$(769)
Other Items:
Inventory charges, facility closures, severance and other	694	139	106	1,058	335
Goodwill and other intangbile asset write-downs	—	1,634	972	972	1,689
Fixed asset write-down	12	—	10	54	—
Argentina/Venezuela asset write-down	—	7	—	—	16

GAAP net income (loss) less pre-tax other items	(8)	257	(274)	(328)	1,271
Tax impact on other items	(224)	(104)	(67)	(380)	(189)
Tax items	175	(68)	213	388	1

Adjusted net income (loss) attributable to Company (Note 1)	(57)	85	(128)	(320)	1,083
Noncontrolling interest	(3)	1	(2)	(4)	2

Adjusted net income (loss) (Note 1)	$(60)	$86	$(130)	$(324)	$1,085

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016	2015
GAAP net income (loss) attributable to Company per share	$(1.90)	$(4.06)	$(3.62)	$(6.41)	$(1.99)
Other items:
Inventory charges, facility closures, severance and other	1.26	0.25	0.18	1.93	0.57
Goodwill and other intangbile asset write-downs	—	4.21	2.51	2.51	4.18
Fixed asset write-down	0.02	—	0.02	0.10	—
Argentina/Venezuela asset write-down	—	0.01	—	—	0.04
Tax items	0.47	(0.18)	0.57	1.03	—

Adjusted operating earnings per share (Note 1)	$(0.15)	$0.23	$(0.34)	$(0.84)	$2.80

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016	2015
GAAP gross profit	$(459)	$388	$79	$(101)	$3,063
Other items included in gross profit	694	132	106	960	207

Adjusted gross profit (Note 1)	$235	$520	$185	$859	$3,270

GAAP selling, general, and administrative	$307	$386	$293	$1,338	$1,764
Other items included in selling, general, and administrative	—	(7)	—	(98)	(128)

Adjusted selling, general, and administrative (Note 1)	$307	$379	$293	$1,240	$1,636

Note 1: In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The primary non-GAAP financial measures we focus on are: (i) revenue excluding other items, (ii) operating profit excluding other items, (iii) operating profit percentage excluding other items, (iv) Adjusted EBITDA (operating profit excluding other items before depreciation & amortization), (v) Adjusted EBITDA percentage, (vi) EBITDA, (vii) EBITDA excluding other items, (viii) Adjusted net income (loss), (ix) Adjusted operating earnings per fully diluted share, (x) Adjusted gross profit, and (xi) Adjusted selling, general, and administrative. Each of these financial measures excludes the impact of certain other items and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included here within.

We use these non-GAAP financial measures internally to evaluate and manage the Company’s operations because we believe it provides useful supplemental information regarding the Company’s on-going economic performance. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:    National Oilwell Varco, Inc.

                               Loren Singletary (713) 346-7807

                               Loren.Singletary@nov.com